Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 9, 2018 in the Registration Statement on Form F-1 and related Prospectus of FirstCaribbean International Bank Limited dated March 23, 2018.

/s/ Ernst & Young LLP

New York, New York

March 23, 2018